Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Meihua International Medical Technology Co. Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price Per Share		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Resale Warrants	457(g)	-		-		(1)	-	-
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0005 per share, underlying the Resale Warrants	457(g)	1,205,255	(1)	$2.99	$3,603,713		$147.60 per $1,000,000	$531.91
	Total Offering Amounts						$3,603,713			$531.91
	Total Fees Previously Paid									$-
	Total Fee Offset									$-
	Net Fee Due									$531.91

(1)	Pursuant to a resale offering at a presumed offering price of $2.99 per share consisting of warrants to purchase 1,205,255 ordinary shares, with 1,205,255 ordinary shares underlying the warrants.

(2)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.